Exhibit 10.1
SECOND LOAN MODIFICATION AGREEMENT

THIS SECOND LOAN MODIFICATION AGREEMENT (this "Modification") is made as of January 13, 2012 (the "Effective Date"), between and among REPUBLIC FIRST BANK (D/B/A REPUBLIC BANK) (the "Bank"), a Pennsylvania chartered bank, having an address at Two Liberty Place, Suite 2400, 50 S. 16th Street, Philadelphia, PA 19102, and RESOURCE CAPITAL INVESTOR, INC., a Delaware corporation (“RCI”), and RESOURCE PROPERTIES XXX, INC., a Delaware corporation (“RP XXX” and together with RCI, collectively, "Borrower"), each with offices at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112.

BACKGROUND

The Bank and Borrower are parties to a Loan Agreement, dated February 25, 2011, as modified by a Loan Modification Agreement dated September ____, 2011 (the "First Modification"), pursuant to which the Bank made available to Borrower a $3,500,000 line of credit facility (collectively, the "Loan Agreement").  Capitalized terms used in this Modification without definition have the respective meanings given to them in the Loan Agreement.

The Bank and Borrower now desire to extend the time period during which the Line of Credit Facility will be available to Borrower and otherwise modify the Loan Agreement and the other Loan Documents as hereinafter provided.

AGREEMENT

Borrower and Bank, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, hereby agree to modify the Loan Agreement and the other Loan Documents as follows.

1.           In Section 1.1 of the Loan Agreement, the definition of "Loan Documents" is hereby expanded to expressly include this Modification as a Loan Document.  Reference in any of the Loan Documents to the Loan Documents generally, or to any specific Loan Document, shall be deemed to mean the Loan Documents generally, or such specific Loan Document, as modified hereby.

2.           The date "August 31, 2012" originally appearing in Section 2.1(a) of the Loan Agreement, and changed to "November 30, 2012" in the First Modification, is hereby changed to "November 1, 2013".

3.           The date "September 28, 2012" originally appearing in Sections 2.1(d) and 2.2(d) of the Loan Agreement, as well as elsewhere in the Loan Documents, including (without limitation) Section 1(c) of the Note, and changed to "December 28, 2012" in the First Modification, is hereby changed to "December 1, 2013".

4.           The date "September 1, 2012" appearing in Section 1(b) of the Note, and changed to "December 1, 2012" in the First Modification, is hereby changed to "November 1, 2013".

5.           A new sentence is added at the end of the definition of "Borrowing Base" appearing in Section 1.1 of the Loan Agreement, reading as follows:

"The foregoing notwithstanding, if at any time, or from time to time, the daily closing price of a single Share falls below $2.00, for purposes of calculating the Borrowing Base, the market value of the Shares shall be deemed to be zero (0) until such time as the daily closing price of a single Share is greater than or equal to $2.00 for a period of thirty (30) consecutive trading days."

6.           The language “provided, that if at any time the outstanding principal balance of the Line of Credit Facility exceeds the Borrowing Base, the Borrower shall, within five (5) Business Days thereafter, prepay such portion of such outstanding principal balance as shall be necessary to eliminate such excess;” appearing in Section 2.2(d) of the Loan Agreement is hereby deleted.

7.           A new Section 5.11 is hereby added to the Loan Agreement, reading as follows:

"5.11           Unused Facility Fee.  During the term of the Line of Credit Facility, Borrower shall pay the Bank "Unused Facility Fees" on any unborrowed portion of the Line of Credit Facility, from time-to-time (the "Unborrowed Amount"), equal to one quarter of one percent (.25%) per annum (calculated and pro-rated on a per diem basis, based on the number of days in the applicable calendar quarter, or any part thereof as to which Unused Facility Fees are payable), times the Unborrowed Amount.  Although calculated and pro-rated on a per diem basis, Unused Facility Fees shall be due and payable quarterly in arrears on the first (1st) Business Day of each calendar quarter commencing April 2, 2012 and on the last day of the term of the Line of Credit Facility."

8.           Two new sentences are hereby added at the end of Section 6.11(a) of the Loan Agreement, reading as follows:

"Borrower also hereby authorizes and directs the Bank to deduct Borrower's quarterly payments on account of Unused Facility Fees from the account, on the first (1st) Business Day of each calendar quarter during the term of the Line of Credit Facility and on the last day of the term of the Line of Credit Facility, as and when due hereunder.  Borrower shall cause the amount on deposit in such account to be sufficient to cover all such quarterly payments on account of Unused Facility Fees."

9.           A new Section 6.14 is hereby added to the Loan Agreement, reading as follows:

"6.14           Value of Shares.  If the daily closing price of a single Share falls below $5.00 at any time or from time-to-time, Borrower shall notify the Bank within one (1) Business Day thereafter, provided, however, Borrower’s failure to provide such notice to the Bank under this Section 6.14, shall not constitute an Event of Default hereunder.  Notwithstanding anything in the preceding sentence to the contrary, if Borrower provides notification to the Bank that the daily closing price of a single Share is below $5.00, then Borrower shall not be required to provide a subsequent notification to the Bank unless and until such time as the daily closing price of a single Share is greater than or equal to $5.00 for a period of thirty (30) consecutive trading days, and the daily closing price of a single Share falls below $5.00 thereafter."

10.           Section 8.1(a) of the Loan Agreement is hereby modified by changing the period at the end thereof to a semicolon, and by adding the following verbiage after such semicolon:

"provided, that if at any time the aggregate amount outstanding under the Line of Credit Facility exceeds the Borrowing Base and Borrower does not reduce such aggregate amount to eliminate such excess within two (2) Business Days thereafter, then such failure by Borrower to so eliminate such excess shall automatically constitute an Event of Default hereunder."

11.           To induce Bank to enter into this Modification, Borrower represents and warrants to Bank that:

(a)           Organization, Qualification of Borrower.  Borrower is a corporation duly formed and in good standing in the State of Delaware, with full power and authority to conduct its business as such business is now being conducted.  Borrower is qualified to do business in all states where the failure to be so qualified would have a material adverse effect on its business or properties.

(b)           Authority, Authorization.

(i)           Borrower has taken all necessary action to authorize the borrowings provided for in the Loan Agreement, as modified hereby, and the execution, delivery, and performance of the Loan Documents to which Borrower is a party.

(ii)           No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity, or enforceability of this Modification or any other Loan Documents to which Borrower or Guarantor is a party.

(c)             Enforceability.

(i)           This Modification has been duly and validly executed by Borrower and duly and validly joined in by Guarantor and, to Borrower’s knowledge, constitutes a legal, valid, and binding contract of Borrower and Guarantor, enforceable in accordance with its terms.

(ii)           All other Loan Documents to which they are a party are legal, valid, and binding obligations of Borrower and Guarantor, enforceable in accordance with their terms.

(d)             Other.  All other representations and warranties contained in the Loan Documents continue to be true, correct and complete in all material respects as of the date of this Modification, and are hereby ratified and confirmed by Borrower.

             12.           The Loan Documents represent the entire agreement and understanding of the parties respecting the Line of Credit Facility, and may not be amended subsequently by oral statements of, or courses of dealing between, the parties.

13.           THE LOAN DOCUMENTS, INCLUDING THE FIRST MODIFICATION AND THIS MODIFICATION, CONTINUE IN FULL FORCE AND EFFECT AND ARE HEREBY RATIFIED AND CONFIRMED.  SPECIFICALLY, AND WITHOUT LIMITATION, BORROWER AND, BY ITS JOINDER BELOW, GUARANTOR, HEREBY INTENTIONALLY, KNOWINGLY AND WITH THE ADVICE OF COUNSEL ACKNOWLEDGE AND REAFFIRM ALL OF THE BANK'S RIGHTS AND REMEDIES CONTAINED IN THE LOAN DOCUMENTS, INCLUDING (WITHOUT LIMITATION) THE WARRANTS OF ATTORNEY ALLOWING FOR CONFESSION OF JUDGMENT AGAINST BORROWER AND/OR GUARANTOR.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower and Bank, each intending to be legally bound hereby, has executed or caused to be executed this Agreement on the Effective Date.

BANK:

REPUBLIC FIRST BANK (D/B/A REPUBLIC BANK) By: /s/ Stephen McWilliams Name: Stephen McWilliams Title: Senior Vice President

BORROWER:

RESOURCE CAPITAL INVESTOR, INC. By: /s/ Thomas C. Elliott Name: Thomas C. Elliott Title: Chief Financial Officer

RESOURCE PROPERTIES XXX, INC. By: /s/ Thomas C. Elliott Name: Thomas C. Elliott Title: Senior Vice President

Guarantor hereby joins in the execution of this Modification to affirm and acknowledge (a) its consent hereto, (b) that the Surety Agreement continues in full force and effect notwithstanding this Modification, and (c) all of the Bank's rights and remedies contained in the Loan Documents to which Guarantor is a party, including (without limitation) the warrants of attorney for confession of judgment against Guarantor.

RESOURCE AMERICA, INC.

By: /s/ Thomas C. Elliott
Name:  Thomas C. Elliott
Title:    Senior Vice President

Signature Page